EXHIBIT 4.1

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 1, dated as of October 23, 2008 (this “Amendment”), to the REGISTRATION RIGHTS AGREEMENT, dated as of May 7, 2007 (the “Agreement”), by and between SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), and CONTINENTAL GRAIN COMPANY (formerly known as ContiGroup Companies, Inc.), a Delaware corporation (the “Stockholder”). Terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

WHEREAS, subject to the terms and conditions of that certain Purchase Agreement, dated as of March 4, 2008 (the “Purchase Agreement”), by and among the Stockholder, ContiBeef LLC, a Delaware limited liability company, the sole member of which is the Stockholder (“ContiBeef”), the Company and MF Cattle Feeding, Inc., a Colorado corporation and a wholly owned subsidiary of the Company (“MFC”), the Stockholder and ContiBeef have agreed to sell ContiBeef’s 50% membership interest in Five Rivers Ranch Cattle Feeding LLC, a Delaware limited liability company (“Five Rivers”), to MFC, and the Company and MFC have agreed to have MFC purchase ContiBeef’s 50% membership interest in Five Rivers for consideration that includes, among other things, shares of Common Stock (the “Stock Consideration”);

WHEREAS, it is a condition to the obligations of the Stockholder and ContiBeef to complete the transaction contemplated by the Purchase Agreement that the Agreement be amended as set forth in this Amendment to include the shares of Common Stock to be delivered as the Stock Consideration pursuant to the Purchase Agreement as Registrable Securities under the Agreement;

WHEREAS, the Company wishes to grant certain additional registration rights with respect to the Registrable Securities, as provided further herein,

WHEREAS, the Stockholder currently owns not less than a majority of the aggregate number of Registrable Securities owned by all of the Designated Holders, and, accordingly, has the ability to, and by its execution and delivery of the Amendment hereby does, consent to and approve this Amendment in accordance with Section 8(d) of the Agreement; and

WHEREAS, the Company and the Stockholder desire to amend the Agreement as contemplated by this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

1. Section 1 of the Agreement is hereby amended to:

(a) amend and restate the definition of the term “Registrable Securities” in its entirety to read as follows:

““Registrable Securities” means each of the following: (a) any and all shares of Common Stock received in the Merger and owned by the Designated Holders or any other capital stock of the Company into which such stock is reclassified or reconstituted; (b) any and all shares of Common Stock received under the Purchase Agreement, dated as of March 4, 2008, by and among the Company, the Stockholder, ContiBeef LLC and MF Cattle Feeding, Inc., and owned by the Designated Holders or any other capital stock of the Company into which such stock is reclassified or reconstituted; and (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.”

(b) add the following definitions in appropriate alphabetical order:

“Approved Underwriter” has the meaning assigned to it in Section 3A.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by FINRA, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally recognized investment banking firm selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Demand Registration” has the meaning assigned to it in Section 3A.

“Initiating Holder” has the meaning assigned to it in Section 3A.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

“S-3 Initiating Holder” has the meaning assigned to it in Section 3B.

“S-3 Registration” has the meaning assigned to it in Section 3B.

“Valid Business Reason” has the meaning assigned to it in Section 3A.”

2. The Agreement is hereby amended to include new Sections 3A and 3B, which shall follow Section 3 and precede Section 4, and shall read in their entirety as follows:

“3A. Demand Registration.

(a) Request for Demand Registration. At any time, one or more Designated Holders (the “Initiating Holders”), may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a “Demand Registration”), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect a Demand Registration if the Initiating Holders propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities) to the public of less than $15,000,000. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a “Valid Business Reason”), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than sixty (60) days, and (y) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3A(a) more than once in any twelve (12) month period. Each request for a Demand Registration shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

(b) Effective Demand Registration. The Company shall use its reasonable best efforts to (x) file with the Commission a Registration Statement relating to a Demand Registration made pursuant to Section 3A(a) as soon as reasonably practical after it receives a request therefore, but in any event not later than forty-five (45) days after it receives a request therefor, and (y) cause such Registration Statement to become and remain effective as soon as practicable after it receives a request under Section 3A(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days.

(c) Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

(d) Underwriting Procedures. If the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3A(e). The Company shall not include in any such underwritten offering any securities unless the holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of securities that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of securities to be included in such registration, first as to the Company and shareholders of the Company, if any, other than Designated Holders, entitled to request to participate in such registration pursuant to contractual agreements with the Company, second as to the Designated Holders (other than the Initiating Holders) and who requested to participate in such registration pursuant to Section 3(a) hereof, if any, and third as to the Initiating Holders.

(e) Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the “Approved Underwriter”); provided, however, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders or S-3 Initiating Holder, as the case may be, acting reasonably.

3B Form S-3 Registration.

(a) Request for a Form S-3 Registration. If the Company shall receive from the Stockholder (the “S-3 Initiating Holder”), a written request that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (an “S-3 Registration”), all or a portion of the Registrable Securities owned by such S-3 Initiating Holder, the Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holder) at least ten (10) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such registration. If requested by the S-3 Initiating Holder such S-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act. With respect to each S-3 Registration, the Company shall, subject to Section 3B(b), (i) include in such offering the Registrable Securities of the S-3 Initiating Holder and (ii) use its reasonable best efforts to (x) file with the Commission a Registration Statement relating to such S-3 Registration as soon as reasonably practical after it receives a request therefore, but in any event not later than thirty (30) days after it receives a request therefor, (y) cause such registration pursuant to this Section 3B(a) to become and remain effective as soon as practicable after it receives a request under Section 3B(a) hereof, and (z) include in such offering the Registrable Securities of the Designated Holders (other than S-3 Initiating Holder) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holder included therein.

(b) Form S-3 Underwriting Procedures. If the S-3 Initiating Holder so elects, the Company shall use its reasonable best efforts to cause such S-3 Registration pursuant to this Section 3B to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3A(e). In connection with any S-3 Registration under Section 3B(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holder, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the S-3 Initiating Holder. In addition, the Company shall not include in any such underwritten offering any securities other than Registrable Securities unless the holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holder, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the S-3 Initiating Holder. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the S-3 Initiating Holder and the other Designated Holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, first, all of the Registrable Securities to be offered for the account of the S-3 Initiating Holder; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 3B(a), pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such offering.

(c) Limitations on Form S-3 Registrations. If the Board of Directors has a Valid Business Reason, the Company may (x) postpone filing a Registration Statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (y) in case a Registration Statement has been filed relating to a S-3 Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 3B(a), (i) within ninety (90) days after the effective date of any other Registration Statement of the Company, (ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form S-3 pursuant to Section 3B(a) or (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holder.”

(d) Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 3B, whether or not such S-3 Registration become effective.

3. Section 5(a) of the Agreement is hereby amended by inserting “Section 3A or Section 3B,” after the comma following the reference to “Section 3” where it appears in the introductory paragraph of such Section.

4. Section 5(a)(xvi) of the Agreement is hereby amended by inserting “Section 3A or Section 3B, as the case may be,” after the comma following the reference to “Section 3” where it appears in such Section.

5. Section 6(b) of the Agreement is hereby amended by inserting “Section 3A or Section 3B,” after the comma following the reference to “Section 3” where it appears in such Section.

6. Section 8(f) of the Agreement is hereby amended by deleting in its entirety the second sentence thereof and inserting the following in place thereof: “The registration rights of the Designated Holders contain in Section 3, Section 3A and Section 3B, and the other rights of each of the Designated Holders with respect thereto shall be, with respect to the Registrable Securities, transferred to any Person who is the transferee of such Registrable Security, without the consent of the Company.”.

7. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect.

8. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

9. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment on the date first written above.

SMITHFIELD FOODS, INC.

By:	/s/ Michael H. Cole
Name:	Michael H. Cole
Title:	Vice President, Chief Legal Officer and Secretary

CONTINENTAL GRAIN COMPANY

By:	/s/ David Lee
Name:	David Lee
Title:	Vice President - Financial Analysis and Control

[Signature Page to Registration Rights Agreement Amendment]